                                                                    EXHIBIT 99.4

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma combined condensed consolidated financial statements have been prepared to give effect to the Province acquisition using the purchase method of accounting and are based upon the assumptions and adjustments described in the notes to the unaudited pro forma combined condensed consolidated financial statements included herein. These unaudited pro forma combined condensed consolidated financial statements were prepared as if the Province acquisition had been completed on January 1, 2004 for statement of operations purposes and on December 31, 2004 for balance sheet purposes.

     The unaudited pro forma combined condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the Province acquisition occurred on the dates indicated, nor are they necessarily indicative of the future financial position or results of operations of LifePoint Hospitals, Inc. The final purchase price for Province depends on the actual number of shares of LifePoint Hospitals, Inc. common stock issued, the actual amount of cash exchanged, the actual amount of debt assumed and actual direct merger costs incurred. Please refer to the Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Information for a detailed description of the calculation of the purchase price. The unaudited pro forma combined condensed consolidated financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of purchase price to the fair values of acquired assets and assumed liabilities of Province. The final allocation of the purchase price will be determined based upon the fair values of actual net tangible and intangible assets acquired and liabilities assumed. The preliminary purchase price allocation for Province is subject to revision as more detailed analysis is completed and additional information related to the fair values of Province's assets and liabilities becomes available. Any change in the fair value of the net assets of Province will change the amount of the purchase price allocable to goodwill. Additionally, changes in Province's working capital, including the results of operations from December 31, 2004 through the date the Province acquisition is completed, will change the amount of goodwill recorded. Due to these varying assumptions, final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

     These unaudited pro forma combined condensed consolidated financial statements are based upon, and should be read in conjunction with, the historical consolidated financial statements of LifePoint and Province and related notes contained in the reports and other information LifePoint and Province have filed with the United States Securities and Exchange Commission.

              UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                                 BALANCE SHEET
                               DECEMBER 31, 2004

                                                                                                 PRO FORMA
                                                              AS REPORTED   AS ADJUSTED   -----------------------
                                                               LIFEPOINT     PROVINCE     ADJUSTMENTS    COMBINED
                                                              -----------   -----------   -----------    --------
                                                                                 (IN MILLIONS)
                                                     ASSETS
Current assets:
  Cash and cash equivalents.................................    $ 18.6       $    9.8       $(700.5)(a)  $     --
                                                                                              672.1(b)
  Accounts receivable, net..................................     112.0          117.2         (15.0)(e)     214.2
  Inventories...............................................      25.3           21.8            --          47.1
  Assets held for sale/of discontinued operations...........      33.0            1.4            --          34.4
  Income taxes receivable...................................       7.5           10.0           2.0(f)       19.5
  Deferred income taxes and other current assets............      31.4           23.9          (0.2)(a)      60.8
                                                                                                5.7(f)
                                                                ------       --------       -------      --------
                                                                 227.8          184.1         (35.9)        376.0
Property and equipment, net.................................     501.1          578.6         126.4(a)    1,206.1
Deferred loan costs, net....................................       4.9           11.7         (11.7)(a)      31.8
                                                                                               27.6(b)
                                                                                               (0.7)(c)
Intangible assets, net......................................       3.3            0.9            --           4.2
Other.......................................................       5.8           19.1         (16.4)(a)       8.5
Goodwill....................................................     144.4          388.7         724.2(a)    1,257.3
                                                                ------       --------       -------      --------
                                                                $887.3       $1,183.1       $ 813.5      $2,883.9
                                                                ======       ========       =======      ========

                                             LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable..........................................    $ 29.5           32.2       $    --      $   61.7
  Accrued salaries..........................................      31.2           32.7            --          63.9
  Liabilities held for sale/of discontinued operations......       0.3            0.4            --           0.7
  Other current liabilities.................................      18.2           26.1          (3.7)(b)      40.6
  Current maturities of long-term debt......................        --           76.0         (76.0)(b)        --
                                                                ------       --------       -------      --------
                                                                  79.2          167.4         (79.7)        166.9
Revolving credit facility...................................        --           55.0         (55.0)(b)        --
Convertible notes...........................................     221.0          172.5        (172.5)(b)     221.0
Senior subordinated notes -- Province.......................        --          200.0        (200.0)(b)        --
Interest rate swap..........................................        --           (1.7)          1.7(c)         --
Term loan B.................................................        --             --       1,250.2(b)    1,250.2
Deferred income taxes.......................................      47.9           46.7          41.7(a)      136.3
Professional and general liability claims and other               28.4           25.0          (1.7)(c)      51.7
  liabilities...............................................
Minority interests in equity of consolidated entities.......       1.3            2.4            --           3.7
Stockholders' equity:
  Preferred stock...........................................        --             --            --            --
  Common stock..............................................       0.4            0.5          (0.5)(a)       0.5
                                                                                                0.1(a)
  Capital in excess of par value............................     332.6          320.0        (320.0)(a)     899.5
                                                                                              595.8(a)
                                                                                              (28.9)(a)
  Unearned ESOP compensation................................     (12.9)            --            --         (12.9)
  Unearned compensation on non-vested stock.................      (4.5)            --           4.5(d)         --
  Retained earnings.........................................     222.8          195.7        (195.7)(a)     167.0
                                                                                              (43.3)(b)
                                                                                               (0.7)(c)
                                                                                               (4.5)(d)
                                                                                              (15.0)(e)
                                                                                                7.7(f)
  Accumulated other comprehensive loss......................        --           (0.4)          0.4(a)         --
  Treasury stock............................................     (28.9)            --          28.9(a)         --
                                                                ------       --------       -------      --------
                                                                 509.5          515.8          28.8       1,054.1
                                                                ------       --------       -------      --------
                                                                $887.3       $1,183.1       $ 813.5      $2,883.9
                                                                ======       ========       =======      ========

    The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

              UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                                                                                     PRO FORMA
                                                  AS ADJUSTED   AS ADJUSTED   -----------------------
                                                   LIFEPOINT     PROVINCE     ADJUSTMENTS    COMBINED
                                                  -----------   -----------   -----------    --------
                                                         (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenues........................................   $1,018.6       $947.9         $  --       $1,966.5

Salaries and benefits...........................      409.3        367.3          (9.3)(g)      763.9
                                                                                  (3.4)(h)
Supplies........................................      131.6        123.3          (1.4)(g)      253.5
Other operating expenses........................      172.2        192.0          (6.1)(g)      359.0
                                                                                   0.9(i)
Provision for doubtful accounts.................       89.3        107.2            --          196.5
Depreciation and amortization...................       49.3         49.9          11.4(k)       110.6
Interest expense, net...........................       13.1         33.0           9.1(j)        55.2
Debt retirement costs...........................        1.5           --          (1.5)(l)         --
ESOP expense....................................        9.4           --           4.9(h)        14.3
                                                   --------       ------         -----       --------
                                                      875.7        872.7           4.6        1,753.0
                                                   --------       ------         -----       --------
Income (loss) from continuing operations before
  minority interests and income taxes...........      142.9         75.2          (4.6)         213.5
Minority interests in earnings of consolidated
  entities......................................        1.0          0.7            --            1.7
                                                   --------       ------         -----       --------
Income (loss) from continuing operations before
  income taxes..................................      141.9         74.5          (4.6)         211.8
Provision (benefit) for income taxes............       55.6         26.5          (1.7)(m)       80.4
                                                   --------       ------         -----       --------
  Income (loss) from continuing operations......   $   86.3       $ 48.0         $(2.9)      $  131.4
                                                   ========       ======         =====       ========
Basic earnings per share:
Income from continuing operations...............   $   2.33       $ 0.97              (n)    $   2.52
                                                   ========       ======                     ========
Shares used in per share calculation -- basic...       37.0         49.5              (n)        52.1
                                                   ========       ======                     ========
Diluted earnings per share:
Income from continuing operations...............   $   2.18       $ 0.93              (n)    $   2.40
                                                   ========       ======                     ========
Shares used in per share
  calculation -- diluted........................       42.8         60.0              (n)        57.5
                                                   ========       ======                     ========

    The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

1.  DESCRIPTION OF THE PROVINCE ACQUISITION

     LifePoint Hospitals, Inc. ("LifePoint") announced on April 15, 2005, that Historic LifePoint Hospitals, Inc. ("Historic LifePoint"), formerly known as LifePoint Hospitals, Inc., and Province Healthcare Company ("Province Healthcare") have completed their merger to form a new public company, LifePoint Hospitals, Inc. (formerly known as Lakers Holding Corp.). Historic LifePoint stockholders and Province Healthcare stockholders approved the merger at special meetings of each company's respective stockholders, each held on Monday, March 28, 2005.
TP>In accordance with the terms of their merger agreement, Historic LifePoint and Province Healthcare each became wholly owned subsidiaries of LifePoint. All outstanding shares of both companies were exchanged for shares of LifePoint. In addition, Province Healthcare stockholders are entitled to receive $11.375 in cash and 0.2917 of a share of LifePoint common stock for each share of Province Healthcare common stock they held at the close of business on April 15, 2005. No fractional shares of LifePoint common stock will be issued in the merger, and Province Healthcare stockholders who otherwise would be entitled to receive fractional shares are entitled to receive a cash payment in lieu of those fractional shares equal to the fractional share interest multiplied by $44.53, the last sale price of one share of LifePoint common stock on the NASDAQ National Market on April 14, 2005, which is the last trading day preceding April 15, 2005, the closing date of the merger. Each Historic LifePoint stockholder received one share of LifePoint common stock for each share of Historic LifePoint common stock held by such Historic LifePoint stockholder on a one-for-one basis.

     Based on $42.79, the 20-day weighted average Historic LifePoint stock price as of April 12, 2005 and the number of shares of Province common stock outstanding on such date, LifePoint issued approximately 15.0 million shares of its common stock to Province stockholders and paid approximately $586.3 million in cash. Each LifePoint stockholder received one share of LifePoint common stock for each share of Historic LifePoint common stock.

2.  PRELIMINARY PURCHASE PRICE

     The estimated total purchase price of the Province acquisition is as follows (in millions):

Fair value of LifePoint common stock issued.................   $  595.9
Cash........................................................      586.3
Assumption of Province debt obligations.....................      503.5
Estimated severance and Province stock option costs.........       77.0
Estimated direct transaction costs..........................       37.2
                                                               --------
Total.......................................................   $1,799.9
                                                               ========

     Under the purchase method of accounting, the total estimated purchase price as shown in the table above will be allocated to Province's net tangible and intangible assets based upon their estimated fair values as of the date of completion of the transaction. Any excess of the purchase price over the estimated fair value of the net tangible and intangible assets will be recorded as goodwill. The estimated fair value of LifePoint common stock issued was based on the $39.63 Historic LifePoint average share price as of February 22, 2005, which is in accordance with Emerging Issues Task Force Issue Number 99-12, Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination ("EITF No. 99-12"). As stated in paragraph 7 in EITF No. 99-12, the measurement date is the earliest date, from the date the terms of the acquisition are agreed to and announced to the date of final application of the formula pursuant to the acquisition agreement, on which subsequent applications of the formula do not result in a change in the number of shares or the amount of other consideration.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
               CONSOLIDATED FINANCIAL INFORMATION -- (CONTINUED)

     Based upon the estimated purchase price and assumptions regarding valuations of acquired assets and liabilities, the preliminary purchase price allocation, which will change based upon the completion of an extensive valuation to be performed by a third party valuation firm, is as follows (amounts in millions):

Net working capital.........................................   $   92.5
Property and equipment......................................      705.0
Amortizable intangible assets...............................        0.9
Other long-term assets......................................        2.7
Goodwill....................................................    1,112.9
Interest rate swap..........................................        1.7
Deferred income tax liabilities.............................      (88.4)
Other long-term liabilities.................................      (27.4)(a)
                                                               --------
Total.......................................................   $1,799.9
                                                               ========

---------------

(a) Includes $(1.7) million in interest rate swap, which nets to $0 with above $1.7 million.

     The depreciation and amortization related to the fair value adjustments are reflected as pro forma adjustments to the unaudited pro forma combined condensed consolidated financial statements.

     Goodwill represents the excess of the purchase price over the fair market value of the net tangible and intangible assets acquired and liabilities assumed. Goodwill will not be amortized and will be tested for impairment on an annual basis and whenever events or circumstances occur indicating that the goodwill may be impaired. The preliminary purchase price allocation for Province is subject to revision as more detailed analysis is completed, including the completion of a valuation to be performed by a third party valuation firm, and additional information on the fair values of Province's assets and liabilities becomes available. Any change in the fair value of the assets or liabilities of Province will change the amount of the purchase price allocable to goodwill. The final purchase price allocation may differ materially from the allocation presented here.

3.  PRO FORMA ADJUSTMENTS

     Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to Province's assets and liabilities to a preliminary estimate of their fair values, to reflect financing transactions associated with the transaction, to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets, to reflect other transactions directly related to the transaction, and to reflect the income tax effects related to the pro forma adjustments. There were no intercompany transactions between LifePoint and Province. Certain pro forma adjustments were required to conform Province's accounting policies and presentation to LifePoint's accounting policies and presentation.

     The pro forma combined provision (benefit) for income taxes does not reflect the amounts that would have resulted had LifePoint and Province filed consolidated income tax returns during the periods presented.

     LifePoint has not identified any preacquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period after completion of the transaction, if information becomes available which would indicate it is probable that such events had occurred and the amount can be reasonably estimated, such items will be included in the final purchase price allocation.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
               CONSOLIDATED FINANCIAL INFORMATION -- (CONTINUED)

     There are no material non-recurring adjustments in the unaudited pro forma combined condensed consolidated statements of operations.

     The accompanying unaudited pro forma combined condensed consolidated financial statements have been prepared as if the transaction was completed on December 31, 2004 for balance sheet purposes and as of January 1, 2004 for statement of operations purposes, and reflect the following pro forma adjustments:

(a) To record the Province acquisition (dollar amounts in millions, except per share data):

     - Issuance of LifePoint common stock -- approximately 15.0 million shares at $39.63 per share, the LifePoint average share price as of February 22, 2005:

  Common stock..............................................   $  0.1
  Capital in excess of par value............................    595.8
                                                               ------
                                                               $595.9
                                                               ======

     - Estimated cash payments for:

  Cash per share merger consideration of $11.375 per share
     of Province............................................   $586.3
  Province stock option costs...............................     51.2
  Province severance costs..................................     25.8
  Direct transaction costs..................................     37.2
                                                               ------
                                                               $700.5
                                                               ======

    Direct transaction costs primarily include estimated investment banker fees, attorney fees and accounting fees.

     - Elimination of existing Province stockholders' equity:

  Common stock..............................................   $  0.5
  Capital in excess of par value............................    320.0
  Retained earnings.........................................    195.7
  Accumulated comprehensive loss............................     (0.4)
                                                               ------
                                                               $515.8
                                                               ======

     - The difference between the preliminary estimate of the fair value based upon management's expectations and the historical amount of Province's property and equipment is as follows:

                                                        HISTORICAL   PRELIMINARY   ESTIMATED
                                                          AMOUNT     FAIR VALUE    INCREASE
                                                        ----------   -----------   ---------
  Land................................................    $ 40.3       $ 52.6       $ 12.3
  Buildings and improvements..........................     374.3        488.4        114.1
  Equipment...........................................     141.5        141.5           --
  Construction in progress............................      22.5         22.5           --
                                                          ------       ------       ------
                                                          $578.6       $705.0       $126.4
                                                          ======       ======       ======

    The final fair value amounts assigned to Province's property and equipment will be determined based upon a valuation to be performed by a third party valuation firm.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
               CONSOLIDATED FINANCIAL INFORMATION -- (CONTINUED)

     - Elimination of Province's physician recruiting receivable balance to conform Province's accounting treatment of these assets to LifePoint's method of accounting, which is to immediately expense these costs:

  Current assets............................................  $ 0.2
  Long-term assets..........................................   16.4
                                                              -----
                                                              $16.6
                                                              =====

     - To increase deferred income tax liabilities by $41.7 million to reflect the impact of the pro forma purchase price adjustments related to the increase in fair value of Province's property and equipment and the elimination of Province's physician recruiting receivable balance, as discussed above:

  Increase in property and equipment........................  $48.0
  Eliminate physician receivables...........................   (6.3)
                                                              -----
                                                              $41.7
                                                              =====

- Eliminate Province's deferred loan costs as it is not a
  future benefit to LifePoint...............................  $ 11.7
                                                              ======
- Estimation of step-up of goodwill.........................  $724.2
                                                              ======
- Eliminate LifePoint's treasury stock......................  $ 28.9
                                                              ======

(b) To record the payments to be made from the proceeds of the new indebtedness (in millions):

Sources:
  Term loan B...............................................             $1,250.2
  Cash available............................................                 28.4
                                                                         --------
  Subtotal..................................................              1,278.6
Uses:
  Revolving credit facility -- Province.....................      55.0
  Province convertible notes................................     248.5
  Province senior subordinated notes........................     200.0
  Financing fees............................................      27.6
  Debt premium costs and interest rate swap retirement
     costs..................................................      43.3
  Interest payments.........................................       3.7
                                                              --------
  Subtotal..................................................     578.1     (578.1)
                                                              --------   --------
  Remaining funds available for Province merger.............                700.5
  Cash payment at $11.375 per share of Province.............     586.3
  Province stock option costs...............................      51.2
  Province severance costs..................................      25.8
  Direct transaction costs..................................      37.2      700.5
                                                              --------   --------
                                                              $1,278.6   $     --
                                                              ========   ========

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
               CONSOLIDATED FINANCIAL INFORMATION -- (CONTINUED)

(c) To reflect the non-cash write-off of deferred loan costs and interest rate swap associated with the refinancing of existing indebtedness of both Province and LifePoint (in millions):

                                                         DEFERRED    INTEREST    COMBINED
                                                        LOAN COSTS   RATE SWAP    TOTAL
                                                        ----------   ---------   --------
Province (portion on interest rate swap line).........     $ --        $ 1.7      $ 1.7
Province (portion on professional liability risks and
  other liabilities line).............................       --         (1.7)      (1.7)
LifePoint (revolving credit facility).................      0.7           --        0.7
                                                           ----        -----      -----
                                                           $0.7        $  --      $ 0.7
                                                           ====        =====      =====

(d) To expense LifePoint's unearned compensation balance related to the non-vested LifePoint stock awards that immediately vest as a result of the Province acquisition.

(e) To adjust Province's allowance for doubtful accounts conforming Province's accounting treatment of this critical accounting estimate to LifePoint's accounting policy. This adjustment reflects the change from an aged days approach to an estimated payor collection approach and will be a non-recurring charge to LifePoint's statement of operations after completion of the transaction.

(f) To adjust income taxes receivable and deferred income tax assets and liabilities reflecting the impact of the pro forma adjustments related to the write-off of LifePoint's deferred loan costs, the adjustment to Province's allowance for doubtful accounts and the vesting of the LifePoint non-vested stock awards.

(g) To adjust operating expenses in the year ended December 31, 2004 for estimated net decreases in operating expenses. Approximately 86 positions will be eliminated at the Province corporate office for an estimated annual savings of $18.0 million in salaries and benefits expense. Additionally, approximately 63 new positions will be created at the LifePoint corporate office for an estimated annual cost of $8.7 million in salaries and benefits expense. In addition to salaries and benefits, there are adjustments reflecting net decreases in supply expenses and other operating expenses such as legal, accounting and consulting fees. The projected decrease in supply expenses and other operating expenses are based upon a preliminary analysis of savings from the Company's group purchasing organization and elimination of duplicative costs. LifePoint may be unable to fully realize these estimated net cost savings. The following is an estimate of the net cost savings anticipated as a result of the Province acquisition (in millions):

                                                                 YEAR ENDED
                                                              DECEMBER 31, 2004
                                                              -----------------
Salaries and benefits.......................................       $ (9.3)
Supplies....................................................         (1.4)
Other operating expense.....................................         (6.1)
                                                                   ------
                                                                   $(16.8)
                                                                   ======

(h) To reflect the elimination of Province's retirement expense and record additional ESOP expense based upon an additional allocation to employees assumed to be 145,000 shares per year. The pro forma ESOP expense is based on the historical average closing market prices of LifePoint common stock

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
               CONSOLIDATED FINANCIAL INFORMATION -- (CONTINUED)

    during the periods presented multiplied by the additional ESOP shares to be allocated. Total shares assumed to be allocated are 425,000 shares. Dollar amounts below in millions:

                                                                  YEAR ENDED
                                                               DECEMBER 31, 2004
                                                               -----------------
Eliminate Province's retirement expense.....................         $(3.4)
Record additional ESOP expense..............................           4.9
                                                                     -----
Net expense adjustment......................................         $ 1.5
                                                                     =====

                                                                 YEAR ENDED
                                                              DECEMBER 31, 2004
                                                              -----------------
(i) To record expenses relating to Martin S. Rash's
   consulting agreement (in millions):......................        $0.9
                                                                    ====

(j) To record pro forma interest expense based upon an assumed debt structure as follows (in millions):

                                                                 YEAR ENDED
                                                              DECEMBER 31, 2004
                                                              -----------------
Term Loan B -- LIBOR + 162.5 bps ($1,250.2 million).........       $ 40.6
Revolver -- ($300.0 million) commitment fees................          1.4
4.5% Convertible notes......................................          9.9
Standby letters of credit...................................          0.4
Interest on capital leases..................................          1.6
Amortization of deferred loan costs.........................          4.0
                                                                   ------
Interest costs..............................................         57.9
Less: Capitalized interest..................................         (2.4)
      Interest income.......................................         (0.3)
                                                                   ------
Interest expense, net.......................................       $ 55.2
                                                                   ------
Less: Historical interest expense, net:
      Province..............................................        (33.0)
      LifePoint.............................................        (13.1)
                                                                   ------
Net interest expense adjustment.............................       $  9.1
                                                                   ======

     The interest expense calculation presented above uses the actual average LIBOR rate during the year ended December 31, 2004, which is 1.6243% to determine the interest rate applied to the borrowings under term loan B. If the LIBOR rate increases or decreases, the annual effect on interest expense would be as follows (dollars in millions):

                                                                 EFFECT ON
INCREASE/DECREASE                                             INTEREST EXPENSE
-----------------                                             ----------------
0.25%.......................................................       $ 3.1
0.50%.......................................................         6.3
0.75%.......................................................         9.4
1.00%.......................................................        12.5

(k) To adjust depreciation and amortization expense related to the purchase price adjustments of Province's property and equipment.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
               CONSOLIDATED FINANCIAL INFORMATION -- (CONTINUED)

(l) To eliminate debt retirement costs assuming a pro forma convertible debt balance of $221.0 million at January 1, 2004.

(m) To record the income tax effects of the pro forma statement of operations adjustments.

(n) Shares used to calculate unaudited pro forma income from continuing operations per diluted share were computed by adding to LifePoint's weighted average shares outstanding of approximately 15.0 million shares of LifePoint common stock issued, which is based upon the pro forma exchange ratio of 0.2917 of a share of LifePoint common stock for each outstanding share of Province common stock. This pro forma exchange ratio is based on $42.79, the 20-day weighted average LifePoint stock price as of April 12, 2005.

     Diluted earnings per share is calculated using the "if-converted" method. Interest expense related to convertible notes, net of taxes, is added to income from continuing operations for the numerator of this calculation. The interest expense, net of taxes, added to income from continuing operations was $6.8 million for the year ended December 31, 2004.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
               CONSOLIDATED FINANCIAL INFORMATION -- (CONTINUED)

4.  LIFEPOINT PRO FORMA FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated statement of operations has been prepared to give effect to the operations of River Parishes Hospital as if LifePoint had acquired this hospital on January 1, 2004 for statement of operations purposes. LifePoint acquired River Parishes Hospital effective July 1, 2004. The unaudited pro forma condensed consolidated statement of operations is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred on the date indicated, nor is it necessarily indicative of the future financial position or results of operations.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                                                  AS REPORTED      PRO FORMA      AS ADJUSTED
                                                   LIFEPOINT    ACQUISITION (a)    LIFEPOINT
                                                  -----------   ---------------   -----------
                                                                 (IN MILLIONS)
Revenues........................................    $996.9           $21.7         $1,018.6
Salaries and benefits...........................     399.4             9.9            409.3
Supplies........................................     129.1             2.5            131.6
Other operating expenses........................     166.8             5.4            172.2
Provision for doubtful accounts.................      86.2             3.1             89.3
Depreciation and amortization...................      48.1             1.2             49.3
Interest expense, net...........................      12.6             0.5             13.1
Debt retirement costs...........................       1.5              --              1.5
ESOP expense....................................       9.4              --              9.4
                                                    ------           -----         --------
                                                     853.1            22.6            875.7
                                                    ------           -----         --------
Income (loss) before minority interests and
  income taxes..................................     143.8            (0.9)           142.9
Minority interests in earnings of consolidated
  entities......................................       1.0              --              1.0
                                                    ------           -----         --------
Income (loss) before income taxes...............     142.8            (0.9)           141.9
Provision (benefit) for income taxes............      56.0            (0.4)            55.6
                                                    ------           -----         --------
  Income (loss) from continuing operations......    $ 86.8           $(0.5)        $   86.3
                                                    ======           =====         ========

---------------

(a) To give effect to the operations of River Parishes Hospital as if LifePoint had acquired it on January 1, 2004. LifePoint acquired River Parishes Hospital effective July 1, 2004.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
               CONSOLIDATED FINANCIAL INFORMATION -- (CONTINUED)

5.  PROVINCE PRO FORMA FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated statement of operations has been prepared to conform the presentation of Province's historical statement of operations to LifePoint's statement of operations presentation and to give effect to the operations of Las Cruces Medical Center as if Province had acquired this hospital on January 1, 2004. Province acquired Las Cruces Medical Center effective June 1, 2004. The unaudited pro forma condensed consolidated statement of operations is presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have actually been reported had the acquisition occurred on the date indicated, nor is it necessarily indicative of the future results of operations.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                                        AS REPORTED    RECLASS       PRO FORMA     AS ADJUSTED
                                         PROVINCE     ENTRIES(a)   LAS CRUCES(b)    PROVINCE
                                        -----------   ----------   -------------   -----------
                                                            (IN MILLIONS)
Revenues..............................    $882.9        $   --         $65.0         $947.9
Salaries and benefits.................     323.6          20.6          23.1          367.3
Purchased services....................      85.7         (85.7)           --             --
Supplies..............................     114.2            --           9.1          123.3
Other operating expenses..............     109.0          65.8          17.2          192.0
Provision for doubtful accounts.......      95.0            --          12.2          107.2
Depreciation and amortization.........      46.9            --           3.0           49.9
Interest expense, net.................      29.6            --           3.4           33.0
                                          ------        ------         -----         ------
                                           804.0           0.7          68.0          872.7
                                          ------        ------         -----         ------
Income (loss) from continuing
  operations before minority interests
  and income taxes....................      78.9          (0.7)         (3.0)          75.2
Minority interests in earnings of
  consolidated entities...............       0.7            --            --            0.7
                                          ------        ------         -----         ------
Income (loss) from continuing
  operations before income taxes......      78.2          (0.7)         (3.0)          74.5
Provision (benefit) for income
  taxes...............................      28.1          (0.4)         (1.2)          26.5
                                          ------        ------         -----         ------
  Income (loss) from continuing
     operations.......................    $ 50.1        $ (0.3)        $(1.8)        $ 48.0
                                          ======        ======         =====         ======

---------------

(a) To reclassify purchased services into salaries and benefits and other operating expenses, reclassify $5.1 million of workers compensation expense from other operating expenses into salaries and benefits, and reclassify $0.7 million of management fees from discontinued operations into salaries and benefits. All of these reclassifications are to conform to LifePoint's statement of operations.

(b) To give effect to the pro forma operations of Las Cruces Medical Center as if Province had acquired it on January 1, 2004. Province acquired Las Cruces Medical Center effective June 1, 2004. The pro forma Las Cruces statement of operations presented herein includes pro forma adjustments for interest expense and interest income, income taxes, taxes other than income taxes, indigent care subsidies, sole-community reimbursement, rental expense and information system expenses.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
               CONSOLIDATED FINANCIAL INFORMATION -- (CONTINUED)

6.  PROVINCE UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

     The following unaudited condensed consolidated balance sheet has been prepared to conform Province's balance sheet presentation to LifePoint's balance sheet presentation.

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 2004

                                                           AS REPORTED     RECLASS     AS ADJUSTED
                                                            PROVINCE       ENTRIES      PROVINCE
                                                           -----------     -------     -----------
                                                                        (IN MILLIONS)
ASSETS
Current assets:
  Cash and cash equivalents..............................   $    9.8       $   --       $    9.8
  Accounts receivable, net...............................      137.1        (19.9)(a)      117.2
  Inventories............................................       21.8           --           21.8
  Income taxes receivable................................       10.0           --           10.0
  Deferred income taxes and other current assets.........        4.0         19.9 (a)       23.9
  Assets of discontinued operations......................        1.4           --            1.4
                                                            --------       ------       --------
                                                               184.1           --          184.1
Property and equipment, net..............................      578.6           --          578.6
Deferred loan costs, net.................................       11.7           --           11.7
Intangible assets, net...................................        0.9           --            0.9
Other....................................................       19.1           --           19.1
Goodwill.................................................      388.7           --          388.7
                                                            --------       ------       --------
                                                            $1,183.1       $   --       $1,183.1
                                                            ========       ======       ========


LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable.......................................   $   32.2       $   --       $   32.2
  Accrued salaries.......................................       32.7           --           32.7
  Other current liabilities..............................       25.9          0.2 (b)       26.1
  Current maturities of long-term debt...................       76.2         (0.2)(b)       76.0
  Liabilities of discontinued operations.................        0.4           --            0.4
                                                            --------       ------       --------
                                                               167.4           --          167.4
Revolving credit facility................................       55.0           --           55.0
Convertible notes........................................      172.5           --          172.5
Senior subordinated notes................................      200.0           --          200.0
Interest rate swap.......................................       (1.7)          --           (1.7)
Capital leases, less current portion.....................        2.5         (2.5)(b)         --
Deferred income taxes....................................       46.7           --           46.7
Professional and general liability claims and other             22.5          2.5 (b)       25.0
  liabilities............................................
Minority interests in equity of consolidated entities....        2.4           --            2.4
Stockholders' equity:
  Preferred stock........................................         --           --             --
  Common stock...........................................        0.5           --            0.5
  Capital in excess of par value.........................      320.0           --          320.0
  Retained earnings......................................      195.7           --          195.7
  Accumulated other comprehensive loss...................       (0.4)          --           (0.4)
                                                            --------       ------       --------
                                                               515.8           --          515.8
                                                            --------       ------       --------
                                                            $1,183.1       $   --       $1,183.1
                                                            ========       ======       ========

---------------

(a) To reclassify non-patient receivables into other current assets.

(b) To reclassify capital leases into other liabilities.